Exhibit 99.1

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

CTO Realty Growth, Inc.

Opinion

We have audited the accompanying Historical Summary of Revenues and Direct Costs of Revenues of a three property portfolio of properties located in Charlotte, North Carolina, Orlando, Florida, and Tampa, Florida (the “Three Property Portfolio”) for the year ended December 31, 2023 and the related notes (the “Historical Summary”).

In our opinion, the accompanying Historical Summary presents fairly, in all material respects, the revenues and direct costs of revenues of the Three Property Portfolio for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits of the Historical Summary in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CTO Realty Growth, Inc. and the Three Property Portfolio and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of CTO Realty Growth, Inc.) and is not intended to be a complete presentation of the Three Property Portfolio’s revenues and direct expenses. Our opinion is not modified with respect to this matter.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.

In preparing the Historical Summary, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Three Property Portfolio’s ability to continue as a going concern for the time period set by the applicable financial reporting framework; for US GAAP: one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the Historical Summary as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Historical Summary.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the Historical Summary, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Three Property Portfolio’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Historical Summary.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Three Property Portfolio’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/S/ GRANT THORNTON LLP
Orlando, Florida
August 8, 2024

HISTORICAL SUMMARY OF REVENUES AND DIRECT COSTS OF REVENUES

For the Six Months Ended June 30, 2024 (Unaudited) and the Year Ended December 31, 2023

(In thousands)

Six Months Ended
June 30, 2024
(Unaudited)
Revenues:
Lease Revenue	$7,397
Total Revenues	7,397
Direct Costs of Revenues:
Real Estate Expenses	2,264
Total Direct Costs of Revenues	2,264
Revenues over Direct Costs of Revenues	$5,133

Year Ended
December 31, 2023
Revenues:
Lease Revenue	$15,356
Total Revenues	15,356
Direct Costs of Revenues:
Real Estate Expenses	4,475
Total Direct Costs of Revenues	4,475
Revenues over Direct Costs of Revenues	$10,881

The accompanying notes are an integral part of this historical summary of revenues and direct costs of revenues.

Notes to Historical Summary of Revenues and Direct Costs of Revenues

For the Six Months Ended June 30, 2024 (Unaudited) and the Year Ended December 31, 2023

NOTE 1. BUSINESS AND ORGANIZATION

On August 2, 2024, CTO Realty Growth, Inc. (the “Company” or “CTO”) entered into a Purchase and Sale Agreement (the “PSA”) with a certain institutional owner (the “Seller”) for the purchase of a three-property portfolio with properties located in Charlotte, North Carolina, Orlando, Florida, and Tampa, Florida (the “Three Property Portfolio”) for a purchase price of $137.5 million. The Company expects to close the purchase of the Three Property Portfolio in the third quarter of 2024. However, certain closing conditions must be met before or at the closing and are not currently satisfied. Accordingly, there can be no assurance that the Company will acquire the Three Property Portfolio.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct costs of revenues (the “Historical Summary”) includes the operations of the Three Property Portfolio and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Three Property Portfolio, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

LEASE REVENUE

The rental arrangements associated with tenants are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

NOTE 3. REVENUE RECOGNITION

Leasing revenue consists of long-term rental revenue, which is recognized as earned, using the straight-line method over the life of each lease. The components of leasing revenue are as follows (in thousands):

For the Six Months
Ended June 30, 2024
(Unaudited)
Leasing Revenue
Lease Payments	$5,687
Variable Lease Payments	1,710
Total Lease Income	$7,397

For the Year Ended
December 31, 2023
Leasing Revenue
Lease Payments	$11,851
Variable Lease Payments	3,505
Total Lease Income	$15,356

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year subsequent to June 30, 2024, are summarized as follows (in thousands):

Year Ending December 31,
Remainder of 2024	$5,736
2025	10,543
2026	9,546
2027	8,485
2028	6,840
2029	5,624
2030 and thereafter	9,447
Total	$56,221

NOTE 5. CONCENTRATION OF CREDIT RISK

One tenant, the AMC Theatre at the North Carolina property, included in the Three Property Portfolio presented in the Historical Summary accounted for 12.9% and 12.2% of base rent revenues reported for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through August 8, 2024, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.